As filed with the Securities and Exchange Commission on November 16, 2022

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AIRGAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4523882
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130

(Address of principal executive offices) (Zip code)

Airgain, Inc. 2021 Employment Inducement Incentive Award Plan

(Full title of the plan)

Jacob Suen Chief Executive Officer Airgain, Inc. 3611 Valley Centre Drive, Suite 150 San Diego, CA 92130 (760) 579-0200	With a copy to: Matthew T. Bush Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 (858) 523-5400
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sales to take place as soon after the effective date of this Registration Statement as awards granted under the above-named plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 400,000 shares of common stock of Airgain, Inc. (the “Registrant”) issuable under the Airgain, Inc. 2021 Employment Inducement Incentive Award Plan (the “Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the prior registration statement on Form S-8, File No. 333-253845, previously filed with respect to the Plan, are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Airgain, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 21, 2022;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 10, 2022, August 11, 2022 and November 14, 2022, respectively;

(c) The Registrant’s Current Reports on Form 8-K filed with the SEC on February 8, 2022, February 23, 2022, May 2, 2022, as amended on May 4, 2022, June 24, 2022, and October 17, 2022, as amended on October 21, 2022; and

(d) The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A12B (Registration No. 001-37851), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on August 3, 2016, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits

Exhibit No.	Description	Where Located
4.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to our Current Report on Form 8-K, filed with the SEC on August 17, 2016

4.2	Amended and Restated Bylaws	Incorporated by reference to our Current Report on Form 8-K, filed with the SEC on August 17, 2016

4.3	Specimen stock certificate evidencing the shares of common stock	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333- 212542), filed with the SEC on July 29, 2016

4.4	Description of Registered Securities	Incorporated by reference to our Annual Report on Form 10-K filed with the SEC on February 28, 2020

5.1	Opinion of Latham & Watkins LLP	Filed herewith

10.1	Form of Indemnity Agreement for Directors and Officers	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333- 212542), filed with the SEC on July 29, 2016

10.2*	Airgain, Inc. 2021 Employment Inducement Incentive Award Plan	Incorporated by reference to our Annual Report on Form 10-K, filed with the SEC on February 19, 2021

10.3*	Amendment to the Airgain, Inc. 2021 Employment Inducement Incentive Award Plan	Filed herewith

10.4*	Form of Stock Option Agreement under the Airgain, Inc. 2021 Employment Inducement Incentive Award Plan	Incorporated by reference to our Annual Report on Form 10-K, filed with the SEC on February 19, 2021

10.5*	Form of Restricted Stock Unit Agreement under the Airgain, Inc. 2021 Employment Inducement Incentive Award Plan	Filed herewith

10.6*	Form of Performance Stock Unit Agreement under the Airgain, Inc. 2021 Employment Inducement Incentive Award Plan	Filed herewith

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)	Filed herewith

24.1	Power of Attorney (see signature page)	Filed herewith

107	Filing Fee Table	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 16, 2022.

AIRGAIN, INC.

By:	/s/ Jacob Suen
Name:	Jacob Suen
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jacob Suen and Michael Elbaz, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Jacob Suen	Chief Executive Officer, President and Director	November 16, 2022
Jacob Suen	(principal executive officer)

/s/ Michael Elbaz	Chief Financial Officer	November 16, 2022
Michael Elbaz	(principal financial and accounting officer)

/s/ James K. Sims	Chairman of the Board of Directors	November 16, 2022
James K. Sims

/s/ Kiva Allgood	Director	November 16, 2022
Kiva Allgood

/s/ TJ Chung	Director	November 16, 2022
TJ Chung

/s/ Joan Gillman	Director	November 16, 2022
Joan Gillman

/s/ Thomas A. Munro	Director	November 16, 2022
Thomas A. Munro

/s/ Art Toscanini	Director	November 16, 2022
Art Toscanini